Exhibit 99.1

American Resources Corporation Awarded National Mining Association’s Top Safety Award

Company receives 2019 Sentinels of Safety Award and is recognized by the National Mining Association for its outstanding safety performance

Company is poised to be one of the fastest growing U.S. suppliers of raw materials to serve long-term steel markets driven by global infrastructure demand

October 1, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / October 1, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace, today announced it is the proud recipient of the National Mining Association’s (“NMA”) 2019 Sentinels of Safety Award, which is widely considered mining’s most prestigious safety award.

NMA’s Sentinels of Safety Award recognizes mineral mining operations in various categories for recording the most hours in a calendar year without a single lost-time injury. A minimum of 4,000 hours is required for award consideration. American Resources received this award for its underground, room and pillar carbon mining operation located in Letcher County, Kentucky.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “First and foremost, we are extremely proud of our team members for all of their contributions in achieving an exemplary safety record. The safety of our team is always held as our primary responsibility and we believe that efficient mines create safer mines. This award further highlights our ability to achieve both high efficiency standards while operating in a safe and sustainable manner. All of these values are core to our mission and bolsters our confidence in the platform we have built to become a long-term, stable supplier of raw materials to the global infrastructure market. We are honored to receive this recognition of safety and very much look forward to upholding this standard as we prepare to restart our operations at our Perry County Resources complex this quarter.”

American Resources is keen on efficiently and effectively utilizing its asset bases to supply customers in the metals and infrastructure industry raw materials to manufacture products in the most sustainable way while focusing on building out its full suite of infrastructure related business lines. The Company is committed to continuing its efforts to identify operational efficiencies in its ongoing goal to be one of the lowest-cost and safest operators and responsible stewards of the environment in Central Appalachia and throughout all its mining, processing, and transportation operations.

About American Resources Corporation
American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation

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